CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is effective January 1, 1996 by and between LAWTER INTERNATIONAL, INC. (the "Company") and RICHARD D. NORDMAN (the "Consultant").
     WHEREAS, the Consultant has been employed by the Company as President and Chief Operating Officer and has served as a director of the Company; and
     WHEREAS, Consultant desires to resign as an employee of the Company as of December 31, 1995 and to enter into a consulting relationship with the Company; and
     WHEREAS, the Company desires to have continued access to Consultant's expertise concerning certain matters; and
     WHEREAS, the Consultant desires to provide the services set forth under the terms of this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.   Consultant's Status
     The Consultant hereby confirms that his status as an employee of the Company will terminate as of December 31, 1995. The Company agrees to use its best efforts to cause the Consultant to be elected a director of the Company during the term of this Agreement.
     The Consultant acknowledges that he is an Independent Contractor and is not an agent or employee of the Company, and that Consultant shall be solely responsible for all social security, tax, withholding or other similar payments required in connection with Consultant's performance of services hereunder. The Consultant is not authorized to act on behalf of the Company and may not enter into any contracts or make any promises or commitments of any kind whatsoever

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on behalf of the Company without authorization from any of the Chairman, the
Vice Chairman or Chief Executive Officer of the Company to do so.

2.   Term.

     The term of this Agreement shall be for two years from its effective date.

3.   Scope of Work.

     The Consultant shall, upon request by the Company, provide information, advice, and assistance concerning operating, financial and administrative matters as requested by the Board of Directors of the Company or the Chief Executive Officer of the Comp any. The Consultant shall be available to provide services averaging one and one-half days a week.
     The Company shall make available to the Consultant office space and secretarial and other support services as may be reasonably required in connection with the Consultant's performance of services hereunder.

4.   Compensation; Benefits.

     The Consultant shall be paid $100,000 annually, payable in monthly installments on the first day of each month beginning January 1, 1996 and ending upon termination of this Agreement.

5.   Reimbursement for Reasonable Expenses.

     The Consultant shall be reimbursed for reasonable expenses incurred in performing the work contemplated by this Agreement upon the submission of an itemized statement of expenses supported by receipts for any such expenses.

6.   Stock Options.

     It is understood and agreed by the parties that options to purchase common stock of the Company previously granted to Consultant under the Company's 1984 and 1992 Non-Qualified

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Stock Option Plans (the "Plans") shall remain outstanding, and continue t o vest, in accordance with their terms so long as Consultant remains a director of the Company, and the Compensation Committee of the Company's Board of Directors has determined that such treatment is in accordance with the provisions of the Plans. Consultant acknowledges and agrees that he has no other expectation or entitlement to future option grants from the Company.

7.   Non-Disclosure of Confidential and Proprietary
     Information; Return of Company Property.

     During the term of this Agreement and in the course of Consultant's performance hereunder, the Consultant may receive and otherwise be exposed to the Company's confidential and proprietary information. Such confidential and proprietary information includes, but is not limited to, the Company's marketing and customer support strategies, the Company's financial information, including sales, costs, profits, and pricing methods, the Company's internal organization, employee lists, and customer list s, and any enhancements to any of the above which were created or developed by the Consultant under this Agreement (collectively referred to as "Information"). Such Information may or may not contain legends or other written notice that it is of a confidential and proprietary nature. The Consultant acknowledges and agrees that the existing confidentiality or non-disclosure agreements between Consultant and the Company shall remain in full force and effect.
     In addition, the Consultant hereby also acknowledges the confidential and secret character of the Information, and agrees that the Information is the sole, exclusive, and extremely valuable property of the Company. Accordingly, the Consultant agrees not to use the Information except in the performance of this Agreement, and not to divulge all or any part of the Information in any form to any third party, either during or after the term of this Agreement.

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Upon termination of this Agreement for any reason, including the expiration of the term and upon request of the Company, the Consultant agrees to cease using and to return to the Company all whole and partial copies and derivations of the Company's Information, whether in Consultant's possession or under the Consultant's direct or indirect control. This Section 7 shall survive the termination of this Agreement for any reason, including expiration of the term. The Consultant shall return to the Company on request all Company documents (including any and all copies) and other Company property in his possession or under his control. The Consultant hereby agrees that, upon request, he shall keep no Company documents of any kind whatsoever, and agrees that he shall promptly return any such documents that may come into his possession.

8.   Ownership of Work Product.

     The Consultant agrees that any and all ideas, strategies, concepts, slogans, marketing ideas and promotions, improvements, and inventions conceived, created, or first reduced to practice in the performance of work under this Agreement shall be the sole and exclusive property of the Company.
     The Consultant further agrees that the Company is and shall be vested with all rights, title, and interest including patent, copyright, trade secret, and trademark rights in the Consultant's work product under this Agreement.
     The Consultant shall execute all papers including patent applications, invention assignments, and copyright assignments, and otherwise shall assist the Company at the Company's expense and as reasonably shall be required to perfect in the Company the rights, title, and other interests in the Consultant's work product expressly granted to the Company under this Agreement.

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9.   Non-Competition and Non-Solicitation
     of the Company's Employees.

     The Consultant agrees that during the term of this Agreement, and for one year after the date of termination of this Agreement, the Consultant shall not engage, either on his own behalf or as owner, manager, stockholder, consultant, director, officer , or employee of any business, in any business or activity in the United States that is competitive with the business of the Company or any of its subsidiaries or affiliates.
     The Consultant agrees further that he shall not, without the prior written consent of the Company, during the term of this Agreement hire or attempt to hire any present employee(s) of the Company or of any subsidiary or affiliate of the Company or induce any such employee(s) to terminate their employment relationship with the Company or any of its subsidiaries or affiliates; provided, however, that the Consultant shall be permitted to hire any former employee of the Company or of any subsidiary or affiliate of the Company if he did not induce such employee to terminate his or her employment relationship with the Company or its subsidiary or affiliate, and so long as at least one year has elapsed since the termination of the employment relationship between the Company or its subsidiary or affiliate and such former employee.

10.  Termination of Change in Control Agreement.

     Consultant agrees that the Change in Control Agreement dated September 26, 1987 between the Company and Consultant is hereby terminated, and the Company shall have no obligations to Consultant under such agreement.

11.  Remedies for Breach by the Consultant.

     The parties intend this Agreement to be governed by the laws of the State of Illinois. If the scope of any provision contained herein is too broad to permit enforcement of such provision

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to its full extent, then such provision shall be enforced to the maximum extent permitted by law and Consultant hereby consents and agrees that such scope may be judicially modified in any proceeding brought with respect to the enforcement of such provision. Except as otherwise provided in the previous sentence, if any provision of this Agreement shall be construed to be illegal or invalid, the legality or validity of any other provision hereof shall not be affected thereby, and any illegal or invalid provision of this Agreement shall be severable, and all other provisions shall remain in full force and effect. The Consultant recognizes that money damages alone would not adequately compensate the Company in the event of any breach by him of this Agreement, and he therefore agrees that, in addition t o all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief for the enforcement hereof. All payments to be made to the Consultant in accordance with the terms of this Agreement, and the performance by the Company of its other obligations hereunder, shall be conditioned on the Consultant's continued cooperation and performance of his obligations hereunder.

12.  Amendment.

     This Agreement, and each section thereof, may be amended only in writing, signed by the party against whom enforcement of any such amended provision is sought.

13.  Captions.

     Any captions of sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement nor are they to be used in its interpretation.

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14.  Counterparts.

     This Agreement may be executed in several counterparts; each such counterpart shall be considered as an original agreement and all such executed counterparts shall constitute one Agreement.

15.  Notices

     Any notice, request, instruction, or other document required to be given under this Agreement by either party to the other shall be in writing and delivered in person or by courier, or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:

To the Company:

     Chief Executive Officer
     Lawter International, Inc.
     990 Skokie Boulevard
     Northbrook, Illinois  60062

To the Consultant:

     Richard D. Nordman
     2323 North Brighton Place
     Arlington Heights, Illinois  60004

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IN WITNESS WHEREOF, the parties have executed this Agreement.


LAWTER INTERNATIONAL, INC.              CONSULTANT
By: /s/ Daniel J. Terra                 /s/Richard D. Nordman
    -------------------                 ---------------------
Title: Chairman                         Richard D. Nordman





















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